EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-78575
(To Prospectus dated July 3, 2003)



                             [Internet HOLDRS logo]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                              Share     Trading
                         Name of Company          Ticker     Amounts    Market
           ------------------------------------   ------     -------    ------
           Amazon.com, Inc.                        AMZN        18       NASDAQ
           Ameritrade Holding Corporation          AMTD         9       NASDAQ
           CMGI Inc.                               CMGI        10       NASDAQ
           CNET Networks, Inc.                     CNET         4       NASDAQ
           DoubleClick Inc.                        DCLK         4       NASDAQ
           EarthLink, Inc.                         ELNK       6.23      NASDAQ
           eBay Inc.                               EBAY        24       NASDAQ
           E*TRADE Financial Corporation            ET         12        NYSE
           Network Associates, Inc.                NET          7        NYSE
           Priceline.com Incorporated              PCLN       1.167     NASDAQ
           RealNetworks, Inc.                      RNWK         8       NASDAQ
           Time Warner Inc.                        TWX         42        NYSE
           Yahoo! Inc.                             YHOO        26       NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.